NEITHER THIS WARRANT NOR THE COMMON STOCK WHICH MAY BE ACQUIRED UPON THE EXERCISE HEREOF HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED. THE COMPANY'S SUBSCRIPTION AGREEMENT WITH THE HOLDER CONTAINS ADDITIONAL PROVISIONS RESTRICTING THE TRANSFER OF THIS WARRANT. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE COMPANY'S OFFICE.

VOID AFTER 5:00 P.M. EASTERN TIME, _______ __, 2001.

                                                      For the Purchase of
                                                      _________ shares of
No. _____________                                     Common Stock


                           WARRANT FOR THE PURCHASE OF
                             SHARES OF COMMON STOCK
                                       OF
                             THE NETPLEX GROUP, INC.

                            (A New York corporation)


         The Netplex Group, Inc., a New York corporation (the "Company"), hereby certifies that for value received, _____________________, or his, her or its registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time during the period commencing on _____________ [THE SIX MONTH ANNIVERSARY OF THE CLOSING OF THE PRIVATE PLACEMENT] and ending on ________________ [FIFTH YEAR ANNIVERSARY OF CLOSING], __________ shares of Common Stock, $.01 par value, of the Company ("Common Stock"), at a purchase price equal to $____ per share. The number of shares of Common Stock purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Purchase Price," respectively.

         1.       EXERCISE.

                  (a) This Warrant may be exercised by the Registered Holder, in whole or in part, by the surrender of this Warrant (with the Notice of Exercise Form attached hereto as Exhibit I duly executed by such Registered Holder) at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of an amount equal to the then applicable Purchase Price multiplied by the number of Warrant Shares then being purchased upon such exercise.

                  (b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 1(c) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

                  (c) As soon as practicable after the exercise of the purchase right represented by this Warrant, the Company at its expense will use its best efforts to cause to be issued in the name of the Registered Holder and delivered to GKN Securities Corp. or Kirlin Securities Corp., as the case may be, for deposit in the Registered Holder's securities account or, subject to the terms and conditions hereof, to such other individual or entity as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in writing:

                      (i) a certificate or certificates for the number of full shares of Warrant Shares to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to
Section 3 hereof, and

                      (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, stating on the face or faces thereof the number of shares currently stated on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in subsection 1(a) above.

         2.       ADJUSTMENTS.

                  (a) SPLIT, SUBDIVISION OR COMBINATION OF SHARES. If the outstanding shares of the Company's Common Stock at any time while this Warrant remains outstanding and unexpired shall be subdivided or split into a greater number of shares, or a dividend in Common Stock shall be paid in respect of Common Stock, or a similar change in the Company's capitalization occurs which affects the outstanding Common Stock, as a class, then the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or split or immediately after the record date of such dividend (as the case may be), be proportionately decreased. If the outstanding shares of Common Stock shall be combined or reverse-split into a smaller number of shares, the Purchase Price in effect immediately prior to such combination or reverse split shall, simultaneously with the effectiveness of such combination or reverse split, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

                  (b) RECLASSIFICATION, REORGANIZATION, CONSOLIDATION OR MERGER. In the case of any reclassification of the Common Stock or any reorganization, consolidation or merger of the Company with or into another corporation (other than a merger or reorganization with respect to which the Company is the continuing corporation and which does not result in any reclassification of the Common Stock), or a transfer of all or substantially all of the assets of the Company, or the payment of a liquidating distribution then, as part of any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, the Company shall arrange for the other party to the transaction to agree to, and lawful provision shall be made, so that the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof (to the extent, if any, still exercisable), the kind and amount of shares of stock or other securities or property which such Registered Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, as the case may be, such Registered Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of this Warrant such that the provisions set forth in this Section 2 (including provisions with respect to the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

                  (c) PRICE ADJUSTMENT. No adjustment in the per share exercise price shall be required unless such adjustment would require an increase or decrease in the Purchase Price of at least $0.01; provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

                  (d) PRICE REDUCTION. Notwithstanding any other provision set forth in this Warrant, at any time and from time to time during the period that this Warrant is exercisable, the Company in it sole discretion upon appropriate notice to the Registered Holder may reduce the Purchase Price or extend the period during which this Warrant is exercisable.

                  (e) NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this
Section 2 and in the taking of all such actions as may be necessary or appropriate in order to protect against impairment of the rights of the Registered Holder of this Warrant to adjustments in the Purchase Price.

                  (f) NOTICE OF ADJUSTMENT. Upon the happening of any event requiring an adjustment of the exercise price hereunder, the Company shall forthwith give written notice thereto to the Registered Holder of this Warrant stating the adjusted exercise price and the adjusted number of shares purchasable upon the exercise hereof resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         3. FRACTIONAL SHARES. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment thereof in cash on the basis of the last sale price of the Warrant Shares on the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotations System or on a national securities exchange on the trading day immediately prior to the date of exercise, whichever is applicable, or if neither is applicable, then on the basis of the then fair market value of the Warrant Shares as shall be reasonably determined by the Board of Directors of the Company.

         4. LIMITATION ON SALES. Each holder of this Warrant acknowledges that this Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as now in force or hereafter amended, or any successor legislation (the "Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Shares issued upon its exercise in the absence of (a) an effective registration statement under the Act as to this Warrant or such Warrant Shares and registration or qualification of this Warrant or such Warrant Shares under any applicable Blue Sky or state securities law then in effect or (b) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Without limiting the generality of the foregoing, unless the offering and sale of the Warrant Shares to be issued upon the particular exercise of the Warrant shall have been effectively registered under the Act, the Company shall be under no obligation to issue the shares covered by such exercise unless and until the Registered Holder shall have executed an investment letter in form and substance satisfactory to the Company, including a warranty at the time of such exercise that it is acquiring such shares for its own account, and will not transfer the Warrant Shares unless pursuant to an effective and current registration statement under the Act or an exemption from the registration requirements of the Act and any other applicable restrictions, in which event the Registered Holder shall be bound by the provisions of a legend or legends to such effect which shall be endorsed upon the certificate(s) representing the Warrant Shares issued pursuant to such exercise. The Warrant Shares issued upon exercise thereof shall be imprinted with legends in substantially the following form:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT OR
         APPLICABLE  STATE  SECURITIES  LAWS,   SUPPORTED  BY  AN
         OPINION OF COUNSEL,

         REASONABLY  SATISFACTORY TO THE COMPANY AND ITS COUNSEL,
         THAT SUCH REGISTRATION IS NOT REQUIRED."

         THE TRANSFER OF THE WARRANT SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT IS RESTRICTED AS SET FORTH IN A SUBSCRIPTION AGREEMENT BETWEEN THE COMPANY AND THE HOLDER, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY.

         After the Registration Statement referenced in Section 6 hereinafter is declared effective by the Securities and Exchange Commission, if any Registered Holder shall deliver to the Company the certificate representing the Warrant Shares, then the Company shall within three days after receipt by the Company of the foregoing, issue a new certificate representing and in exchange for the aforementioned certificate, which new certificate shall be legended as follows:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY BE SOLD PURSUANT TO THE REGISTRATION STATEMENT PROVIDED THAT THE HOLDER COMPLIES WITH THE PROSPECTUS DELIVERY REQUIREMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE SALE IS IN COMPLIANCE WITH THE PLAN OF DISTRIBUTION SET FORTH IN THE PROSPECTUS.

         THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTION AS SET FORTH IN A SUBSCRIPTION AGREEMENT BETWEEN THE COMPANY AND THE HOLDER, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY.

         5. CERTAIN DIVIDENDS. If the Company pays a dividend or makes a distribution on the Common Stock (determined in accordance with generally accepted accounting principles) except for a stock dividend payable in shares of Common Stock (a "Property Dividend"), then the Company will pay or distribute to the Registered Holder of this Warrant, upon the exercise hereof, in addition to the Warrant Shares purchased upon such exercise, the Property Dividend which would have been paid to such Registered Holder if it had been the owner of record of such shares of Warrant Shares immediately prior to the date on which a record is taken for such Property Dividend or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends or distribution are to be determined.

         6. REGISTRATION RIGHTS OF WARRANT HOLDER; EXTRA WARRANTS. The Company has agreed to register the Warrant shares issuable hereunder on a Registration Statement under the Act ("Registration Statement") with the Securities and Exchange Commission as discussed in Section 7 of the Subscription Agreement between the Company and the Registered Holder.

         7. NOTICES OF RECORD DATE.  In case:

            (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution (other than a dividend or distribution payable solely in capital stock of the Company or out of funds legally available therefor), or to receive any right to subscribe for or purchase any shares of any class or any other securities, or to receive any other right, or

            (b)  of   any   capital   reorganization   of   the   Company,   any
reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

            (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice, provided that the failure to mail such notice shall not affect the legality or validity of any such action.

         8. RESERVATION AND MAINTENANCE OF LISTING OF STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such shares of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant and shall use its best efforts to list and maintain the quotation of the Warrant Shares on the same system or exchange as the Company's outstanding Common Stock.

         9. REDEMPTION OF WARRANTS BY THE COMPANY.

            (a) REDEMPTION. The Warrants may be redeemed, at the option of the Company, as a whole at any time prior to the Expiration Date, at the executive office of the Company, upon the notice referred to in Section 9(b), at the price of $.01 per Warrant ("Redemption Price"), provided that (i) the last sale price of the Common Stock has been at least [$____] {200% of the Purchase Price} ("Trigger Price") on each of the twenty (20) consecutive trading days ending on the third business day prior to the date on which notice of redemption is given, the satisfaction of which condition shall be certified by the Company, and (ii) the Registration Statement is effective and current.

            (b) DATE FIXED FOR AND NOTICE OF REDEMPTION. Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company or the Company's agent at its discretion not less than 30 days from the date fixed for redemption to the registered holders of the Warrants to be redeemed at their last address as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice.

            (c) EXERCISE AFTER NOTICE OF REDEMPTION. The Warrants may be exercised in accordance with Section 1 of this Agreement at any time after notice of redemption shall have been given by the Company pursuant to Section 9(b) hereof and prior to the date fixed for redemption. On and after the redemption date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Redemption Price.

            (d) If there is any  adjustment  in the Purchase  Price  pursuant to
Section 2 hereof, then the Trigger Price will be adjusted correspondingly.

         10. REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

         11. TRANSFERS, ETC; RESTRICTIONS AGAINST TRANSFER.

            (a) The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Any Registered Holder may change its, his or her address as shown on the warrant register by written notice to the Company requesting such change.

            (b) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

            (c) The holder hereof has agreed with the Company and the Placement Agents not to sell, transfer or otherwise dispose of this Warrant, the Extra Warrants, the Common Stock underlying each of the foregoing, until one year from the date of this Warrant, without the prior written consent of GKN Securities Corp.

         12. NO RIGHTS AS SHAREHOLDER. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a shareholder of the Company.

         13. CHANGE OR WAIVER. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

         14. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

         15. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of New York as such laws are applied to contracts made and to be fully performed entirely within that state between residents of that state.

         16. JURISDICTION AND VENUE. The Company (i) agrees that any legal suit, action or proceeding arising out of or relating to this Warrant shall be instituted exclusively in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding, and the Company further agrees to accept and acknowledge service or any and all process which may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any suit, action or proceeding.

         17. MAILING OF NOTICES, ETC. All notices and other communications under this Warrant (except payment) shall be in writing and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipt delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

Registered Holder:         To his or her address on page 1 of this Warrant.

The Company:               The Netplex Group, Inc.
                           8260 Greensboro Drive
                           McClean, Virginia  22101
                           Attn:   Gene Zaino
                                   President and Chief Executive Officer
                           Fax: (703) 356-1717
         with a copy to:

                                    Olshan Grundman Frome & Rosenzweig
                                    505 Park Avenue
                                    New York, New York  10022
                                    Attn: Steven Wolosky, Esq.
                                    Fax: (212) 755-1467

Placement Agent:                    GKN Securities Corp.
                                    61 Broadway
                                    New York, New York  10017
                                    Attn:  David M. Nussbaum, Esq.
                                    Fax: (212) 809-6189

                                    Kirlin Securities, Inc.
                                    6901 Jericho Turnpike
                                    Syosset, New York  11791
                                    Attn: Anthony Kirincic
                                    Fax: (516) 393-2500

         with a copy to:
                                    Graubard Mollen & Miller
                                    600 Third Avenue
                                    New York, New York  10016-2097
                                    Attn:  David Alan Miller, Esq.
                                    Fax: (212) 818-8881

or to such other address as any of them, by notice to the others may designate from time to time. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

                           THE NETPLEX GROUP, INC.



                           By:
                              --------------------------------------------------
                              Gene Zaino, President and Chief Executive Officer

                               NOTICE OF EXERCISE


TO:      The Netplex Group, Inc.
         8260 Greensboro Drive
         McClean, Virginia  22101


         1. The undersigned hereby elects to purchase _____ shares of the Common Stock of The Netplex Group, Inc., pursuant to terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

         2. Please issue a certificate or certificates representing said shares of the Common Stock in the name of the undersigned or in such other name as is specified below:

         3. The undersigned represents that it will sell the shares of Common Stock pursuant to an effective Registration Statement under the Securities Act of 1933, as amended, or an exemption from registration thereunder.



                                     (Name)



                                    (Address)






                                    (Taxpayer Identification Number)



[PRINT NAME OF REGISTERED HOLDER]


By:
    -----------------------------


Title:
      ---------------------------


Date:
      ---------------------------